Exhibit 99.1
FOR IMMEDIATE RELEASE

For press inquiries:	For investor inquiries:
Katie Brazel, FleishmanHillard	John Mills, ICR
for Alimera Sciences	for Alimera Sciences
404-739-0150	310-954-1105
Katie.Brazel@fleishman.com	John.Mills@ICRINC.com

ALIMERA SCIENCES CLOSES $37.5 MILLION PRIVATE PLACEMENT

ATLANTA, February 3, 2014 – Alimera Sciences, Inc. (NASDAQ: ALIM) (Alimera), a biopharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals, today announced that it closed its previously announced private placement of common stock on January 31, 2014.  Gross proceeds from the offering were approximately $37.5 million.  Proceeds from the private placement are expected to be used for general corporate and working capital purposes.
Alimera issued an aggregate of 6,250,000 newly-issued shares of common stock.  Cowen and Company, LLC served as sole placement agent for the transaction.  In connection with the private placement, Alimera has agreed, subject to certain terms and conditions, to file a registration statement under the Securities Act covering the resale of shares of common stock.
The securities offered have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Alimera nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Alimera Sciences, Inc.

Alimera Sciences, Inc., headquartered in Alpharetta, Georgia, is a biopharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals.

Forward Looking Statements

This press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, the proposed use of proceeds from the private placement. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual results to differ materially from those projected in its forward-looking statements. Meaningful factors which could cause actual results to differ include risks related to Alimera’s need for additional capital in the future, as well as other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Alimera’s Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at www.sec.gov. In addition to the risks described above and in Alimera’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect Alimera’s results. There can be no assurance that the actual results or developments anticipated by Alimera will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Alimera. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.
All forward-looking statements contained in this press release are expressly qualified by the cautionary statements contained or referred to herein. Alimera cautions investors not to rely too heavily on the forward-looking statements Alimera makes or that are made on its behalf. These forward-looking statements speak only as of the date of this press release (unless another date is indicated). Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

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